As filed with the Securities and Exchange Commission on October 18, 2010

Registration No. 333-112569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMBIENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	98-0166007
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS 02459
(Address of Principal Executive Offices) (Zip Code)

AMBIENT CORPORATION 2000 EQUITY INCENTIVE PLAN

AMBIENT CORPORATION 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full title of the plans)

John J. Joyce
President and Chief Executive Officer
Ambient Corporation
7 Wells Avenue
Newton, Massachusetts, 02459
(617) 332-0004
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $.001 per share: shares to be issued pursuant to option grants under the 2000 Equity Incentive Plan	60,000,000	$0.14	$ 8,400,000	$599
shares to be issued pursuant to option grants under the 2002 Non-Employee Directors Stock Option Plan	13,000,000	$0.14	$ 1,820,000	$136
	73,000,000	$0.14	$ 10,220,000	$735

———————

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.001 per share (the "Common Stock") as may be issued as a result of the anti-dilution and similar provisions of the options issued pursuant to the 2000 Equity Incentive Plan and the 2002 Non-Employee Directors Stock Option Plan.

(2)

The securities registered hereby represent an addition to the (i) 50,000,000 shares of Common Stock issuable under the Ambient Corporation 2000 Equity Incentive Plan, the offer and sale of which were previously registered pursuant to this Registration Statement and (ii) 12,000,000 shares of Common Stock issuable under Ambient Corporation 2002 Non Employee Directors Stock Option Plan, the offer and sale of which were previously registered pursuant to this Registration Statement.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Act, solely for the purpose of calculation of the registration fee, based on the average of the bid and ask price per share of Common Stock on the OTC Bulletin Board on October 13, 2010. The proposed maximum aggregate offering price was calculated as follows: 60,000,000 shares multiplied by $0.14 (the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on October 13, 2010) plus 13,000,000 shares multiplied by $0.14 (the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on October 13, 2010.)

EXPLANATORY NOTES

This Amendment No. 2 to the Registration Statement on Form S-8 is being filed to register an additional (i) 60,000,000 shares of the common stock, par value $.0001 per share (the "Common Stock"), of Ambient Corporation, a Delaware corporation (the "Registrant"), issued or issuable pursuant to the Ambient Corporation 2000 Equity Incentive Plan (hereinafter, the "2000 Plan") and (ii) 13,000,000 shares of Common Stock issued or issuable pursuant to the Ambient Corporation 2002 Non-Employee Directors Stock Option Plan ( hereinafter, the "2002 Directors Plan"; together with the 2000 Plan, the "Plans"). The contents of the Registration Statement on Form S-8 (File No. 333-112569), filed with the Commission on February 6, 2004, as amended by Amendment No.1 filed on January 16, 2009, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits

The following exhibits are filed as part of the Registration Statement:

Exhibit Number	Description
4.1

Ambient Corporation 2000 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 15, 2010).

4.2

Ambient Corporation 2002 Non Employee Directors Stock Option Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 15, 2010).

5.1	Opinion of Aboudi & Brounstein.

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

23.2	Consent of Aboudi & Brounstein (contained in Exhibit 5.1)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Massachusetts on this 18th day of October, 2010.

AMBIENT CORPORATION

By:	/s/ JOHN J. JOYCE
John J. Joyce President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Titles	Date

/s/ JOHN J. JOYCE	President, Chief Executive Officer and	October 18, 2010
John J. Joyce	Director (Principal Executive Officer)

/s/ MICHAEL WIDLAND	Director	October 18, 2010
Michael Widland

/s/ D. HOWARD PIERCE	Director	October 18, 2010
D. Howard Pierce

/s/ MICHAEL THOMAS HIGGINS	Director	October 18, 2010
Michael Thomas Higgins

/s/ SHAD STASTNEY	Director	October 18, 2010
Shad Stastney

II-2

EXHIBIT INDEX

Exhibit Number	Description
4.1	Ambient Corporation 2000 Equity Incentive Plan.

4.2	Ambient Corporation 2002 Non Employee Directors Plan.

5.1	Opinion of Aboudi & Brounstein.

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

23.2	Consent of Aboudi & Brounstein (contained in Exhibit 5.1)